Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Eric Boyriven
Financial Dynamics
(212) 850-5600

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS TO PRESENT AT CJS SECURITIES

INVESTOR CONFERENCE

                HOUSTON, TEXAS — August 15, 2005 - Consolidated Graphics, Inc. (NYSE: CGX) today announced that it will be presenting an overview of the Company at the Fifth Annual CJS Securities “New Ideas” Small-Cap Summer Conference, on Tuesday, August 16, 2005.  G. Christopher Colville, Executive Vice President and Chief Financial Officer, will conduct the presentation, which will cover the Company’s positioning as a leader in the general commercial printing industry, its operating philosophy, growth strategies and recent financial performance.

                A copy of the presentation will be posted on the Company’s Web site at www.cgx.com on the morning of the conference.

                Consolidated Graphics, Inc. is one of the nation’s leading commercial sheetfed, web and digital printing companies.  Through its network of printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXSolutions.  Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization. For more information, visit the Company’s Web site at www.cgx.com.

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